Exhibit 1.1

EXECUTION VERSION

11,855,050 Shares

QUINTILES TRANSNATIONAL HOLDINGS INC.

COMMON STOCK (PAR VALUE $0.01 PER SHARE)

UNDERWRITING AGREEMENT

May 13, 2015

May 13, 2015

Barclays Capital Inc.

Citigroup Global Markets Inc.

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Certain shareholders of Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), named in Schedule I hereto (the “Selling Shareholders”), severally and not jointly, propose to sell to you (the several “Underwriters”), an aggregate of 11,855,050 shares of the common stock, par value $0.01 per share, of the Company (the “Shares”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto. The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

Subject to the sale of the Shares by the Selling Shareholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed herein to purchase from the Underwriters (the “Share Repurchase”), an aggregate of 3,855,050 shares of Common Stock (the “Repurchase Shares”) pursuant to Section 3 of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (file number 333-199843) on Form S-3, relating to the Shares and other Common Stock of the Company held by certain shareholders, including the Selling Shareholders. The registration statement, as at any given time, together with the amendments thereto to such time prior to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), or at such time, as the case may be, is hereinafter referred to as the “Registration Statement”, and the related prospectus, dated November 4, 2014, included in the Registration Statement at the time first filed with the Commission when it became automatically effective covering the securities included in such Registration Statement including the Shares, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement, dated May 13, 2015, specifically relating to the Shares in the form first used to confirm sales of the Shares, (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus, including, without limitation, the Time of Sale Prospectus (as defined below). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth under the caption “Time of Sale Prospectus” in Schedule III hereto, “Applicable Time” means 4:15 p.m. (New York City time) on May 13, 2015. As used herein, the terms “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein as of the date of reference to any such “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus”. The terms “supplement,” “supplemented” “amendment,” “amend” and “amended” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the time at which such representation, warranty or statement is or was made in such Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not and at the Applicable Time, will not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) the free writing prospectus, if any, when taken together with the preliminary prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of, such free writing prospectus, as applicable, did not and at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus, as of the date hereof and as of the Closing Date, does not and as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, any free writing prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

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(c) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the date of this Agreement.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing (to the extent the concept of good standing is applicable in such jurisdiction) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “material adverse effect”).

(g) Each of the Company’s significant subsidiaries within the meaning of Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary”) is set forth on Schedule IV hereto. Except as would not have a material adverse effect, each Significant Subsidiary has been duly organized, is validly existing in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its organization, has the corporate or other similar power and authority to own its property and to conduct its business to the extent disclosed in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

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(h) This Agreement (including the Share Repurchase) has been duly authorized, executed and delivered by the Company.

(i) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) The shares of Common Stock have been duly authorized. The shares of Common Stock (except for Shares to be issued upon exercise of stock options by Selling Shareholders (the “Future Shares”)), are validly issued, fully paid and non-assessable, and the Future Shares will, upon exercise thereof and receipt of payment therefor on the Closing Date, be validly issued, fully paid and non-assessable.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including the Share Repurchase) and the issuance by the Company of the Future Shares will not contravene (i) any provision of applicable law, (ii) the articles of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement (including the Share Repurchase), except such as have been obtained or as may be required by the Securities Act, the Exchange Act, the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares.

(l) Neither the Company nor any Significant Subsidiary is in violation of its charter or bylaws or equivalent organizational documents, except, with respect to the Significant Subsidiaries, for any such violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. Neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of both clauses above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

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(n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately disclosed in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect or materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or (ii) that are required to be disclosed in the Registration Statement or the Prospectus and are not so disclosed; and there are no statutes, regulations, contracts or other documents that are required to be disclosed in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not disclosed or filed as required.

(o) Each preliminary prospectus and the Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with, and each such preliminary prospectus and the Prospectus was filed within the time periods required by, the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the Share Repurchase as herein contemplated, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect.

(t) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to (i) file a registration statement under the Securities Act with respect to any securities of the Company, other than such contracts, agreements or understandings as have been disclosed in the Time of Sale Prospectus or (ii) include such securities with the Shares registered pursuant to the Registration Statement other than such contracts, agreements or understandings that have been satisfied, waived or complied with.

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(u) During the five years immediately preceding the date of this Agreement, neither the Company nor any of its subsidiaries, controlled affiliates, directors (in their role as such) or officers, nor to the knowledge of the Company any of the employees, agents or representatives of the Company, its subsidiaries or controlled affiliates, has taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); and the Company and its subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws.

(v) The operations of the Company and its subsidiaries are conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w) (i) Neither the Company nor any of its subsidiaries, controlled affiliates, directors (in their role as such) or officers, nor to the knowledge of the Company any of the employees, agents or representatives of the Company, its subsidiaries or controlled affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x) Except in each case as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any liability or obligation,

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direct or contingent, nor entered into any transaction that would reasonably be expected to have a material adverse effect; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(y) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is described below) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are disclosed in the Time of Sale Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except as disclosed in the Time of Sale Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(z) The Company and its subsidiaries, taken as a whole, own or possess the right to use, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except in each case as disclosed in the Time of Sale Prospectus or which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except as disclosed in the Time of Sale Prospectus or as would not reasonably be expected to have a material adverse effect.

(bb) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business; except in each case as would not reasonably be expected to have a material adverse effect.

(cc) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except in each case as disclosed in the Time of Sale Prospectus or as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect.

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(dd) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its controlled affiliates for employees or former employees of the Company has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except where the failure to so maintain, administer or contribute would not, individually or in the aggregate, have a material adverse effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions with respect to which no material liability to the Company has occurred or could reasonably be expected to occur, either individually or in the aggregate; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code has been satisfied or is reasonably expected to be satisfied in the future, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except for such incurrence that would not, individually or in the aggregate, have a material adverse effect.

(ee) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(ff) The historical consolidated financial statements (including the related notes) of the Company set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly, in all material respects, the financial position of the Company and its subsidiaries and the results of their operations and their cash flows as of and for the periods specified in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”); the summary and selected historical financial data set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited consolidated financial statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg) To the Company’s knowledge, PricewaterhouseCoopers LLP, whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by their reports, was an independent registered public accounting firm with respect to the Company as required by the Securities Act and the published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(hh) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as disclosed in the Time of Sale Prospectus, since the

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end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company; and such disclosure controls and procedures are effective.

(jj) Except as disclosed in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kk) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(ll) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, neither (A) the Time of Sale Prospectus nor (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(mm) Except as would not reasonably be expected to have a material adverse effect, (i) the Company and each of its subsidiaries have submitted and possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services, the European Medicines Agency (“EMEA”) or any other applicable state, federal or foreign agencies or bodies engaged in the regulation of drugs or medical devices (including diagnostics), and (ii) the Company and its subsidiaries have not received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit.

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(nn) Except as would not reasonably be expected to have a material adverse effect, neither the Company, nor, to the Company’s knowledge, any of its directors, officers, employees, agents, contractors or licensees (if any), is in violation of any applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means (i) United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the regulations promulgated thereunder; (ii) all federal, state, local and foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Stark Law (42 U.S.C. Section 1395nn), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), Sections 1320a-7 of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (iii) any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (iv) the Administrative Simplification provisions of HIPAA (42 U.S.C. Section 1320d et seq.), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder including the Standards for Privacy of Individually Identifiable Health Information (the “Privacy Rule”), the Security Standards, the Standards for Electronic Transactions and Code Sets, and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (v) the U.S. Controlled Substances Act; (vi) the U.S. federal Prescription Drug Marketing Act of 1987, as amended, and the regulations promulgated thereunder; (vii) Titles XVIII and XIX of the U.S. Social Security Act and the regulations promulgated thereunder; (viii) the Clinical Laboratory Improvement Act, and (ix) any and all other applicable health care laws and regulations, in any jurisdiction, as well as contractual agreements mandated by such laws. Additionally, neither the Company, nor, to the Company’s knowledge, any of its employees, officers, directors, agents or contractors has been excluded, suspended or debarred from participation in any federal health care program or is subject to or has been threatened in writing with an inquiry, investigation, proceeding, or other similar matter that would subject the Company, or any of its employees, officers, directors, agents or contractors, to exclusion, suspension or debarment.

(oo) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rule and guidelines applicable thereto.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Custody Agreement signed by such Selling Shareholder and American Stock Transfer & Trust Company, LLC as Custodian, relating to the deposit of stock powers and/or a notice of exercise with respect to Future Shares, in each case, related to the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law (ii) the

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certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv) where such contravention would not, singly or in the aggregate, have a material adverse effect on such Selling Shareholder’s ability to perform its obligations under this Agreement. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Custody Agreement or Power of Attorney of such Selling Shareholder, except (i) such as has been obtained or will be obtained prior to the Closing Date, (ii) such as may be required by the Securities Act, the Exchange Act, the rules of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”) or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (iii) such that would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement.

(c) Such Selling Shareholder has (or, with respect to any Future Shares, will have immediately prior the Closing Date), and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares, including the Repurchase Shares and any Future Shares, to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and if applicable, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares, including the Repurchase Shares, to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to the securities accounts of the Underwriters (assuming that neither DTC nor any Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery, registration and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

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(f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that such information consists only of such Selling Shareholder’s name and the information relating to its holdings of Common Stock set forth under the heading “Selling Shareholders” in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto (the “Selling Shareholder Information”).

(g) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase the Shares from such Selling Shareholder at $64.85 a share (the “Purchase Price”). Subject to the sale of the Shares by the Selling Shareholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, the number of Repurchase Shares specified herein at the Purchase Price. The Company represents that it is acquiring the Repurchase Shares for investment purposes.

The Company hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act or any other securities so owned or convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than a Registration Statement on Form S-8 to register shares of Common Stock issued pursuant to, or covered by, any equity benefit plan or arrangement disclosed in the Time of Sale Prospectus).

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The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that is disclosed in the Time of Sale Prospectus or of which the Underwriters have been advised in writing, (c) any awards granted pursuant to any equity benefit plan or arrangement disclosed in the Time of Sale Prospectus (including in the exhibits to any documents incorporated by reference therein), and (d) the issuance by the Company of up to 10.0% of the shares of Common Stock outstanding after the offering of the Shares or any securities convertible into or exercisable or exchangeable for Common Stock in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions if each person receiving shares pursuant to this clause (d) enters into an agreement in the form of Exhibit A hereto for the balance of the Restricted Period.

4. Terms of Public Offering. The Company and the Selling Shareholders are advised by the Underwriters that they propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been executed as in the Underwriters’ judgment is advisable. The Company and the Selling Shareholders are further advised by the Underwriters that the Shares are to be offered to the public initially at $65.00 a share (the “Public Offering Price”).

5. Payment and Delivery. Payment for the Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares for the account or accounts of the Underwriters at 10:00 a.m., New York City time, on May 19, 2015 or at such other time on the same or such other date, not later than May 21, 2015, as shall be mutually agreed by you and the Selling Shareholders. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Subject to the sale of the Shares to the Underwriters in compliance with the terms of this Agreement, payment for the Repurchase Shares shall be made by the Company to the Underwriters in Federal or other funds immediately available in New York City against delivery of such Repurchase Shares for the account of the Company at the Closing Date, or at such other time on the same or such other date, not later than May 21, 2015, as shall be mutually agreed by you and the Selling Shareholders.

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

(a) that the Registration Statement became effective prior to the execution of this Agreement and, on the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A; and

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(b) that FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

The several obligations of the Underwriters are subject to the following further conditions:

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(e) The Underwriters shall have received on the Closing Date an opinion and letter of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., outside counsel for the Company, dated the Closing Date, in the form agreed to with counsel to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of Bryan Cave LLP, outside counsel for the Company, dated the Closing Date, in the form agreed to with counsel to the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion of (i) Ropes & Gray LLP, Mourant Ozannes, Maples and Calder and Davis & Gilbert LLP, Latham & Watkins LLP, counsel for the Selling Shareholders, and (ii) Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., special counsel for the GFEF Limited Partnership and the Dennis and Mireille Gillings Foundation, in each case dated the Closing Date, in each case in the form agreed to with counsel to the Underwriters.

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(h) The Underwriters shall have received on the Closing Date an opinion of White & Case LLP, counsel to the Underwriters, dated the Closing Date, covering such matters as you may reasonably request.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four conformed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, as soon as practicable but in no event later than 11:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or

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supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel to the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing herein shall require the Company or any of its subsidiaries to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If any Selling Shareholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

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9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s and the Selling Shareholders’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and one counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws, and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees, and the reasonable fees and disbursements of counsel to the Underwriters, incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. (provided, however, that the amount payable by the Company for fees and disbursements of counsel to the Underwriters pursuant to clauses (iii) and (iv) shall not exceed $50,000) (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company (i) not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter, and (ii) that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Company, other than issuer information that is included (including through incorporation by reference) in a prospectus or free writing prospectus previously filed that relates to the Shares.

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11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Shareholder Information furnished by such Selling Shareholder. The liability of each Selling Shareholder under the indemnity and contribution agreements contained in this Section 11 shall be limited to an amount equal to (i) the number of Shares sold by such Selling Shareholder under this Agreement multiplied by (ii) the Public Offering Price (minus related underwriting discounts and commissions).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any

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amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if

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(i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (x) the Company or the Selling Shareholders or (y) by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.The Selling Shareholders’ respective obligations to contribute pursuant to this Section 11(e) are several, and not joint, and shall be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder.

(f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by

20

it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(h) The provisions contained in this Section 11 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification or contribution.

12. Termination. The Underwriters may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Default. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one of the Underwriters shall fail or refuse to purchase Shares that it has agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriter shall be obligated in the proportions that the number of Shares set forth opposite its name in Schedule II bears to the aggregate number of Shares set forth opposite the names of the non-defaulting Underwriter, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall

21

terminate without liability on the part of the non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder shall be unable to perform its obligations under this Agreement, such non-performing Selling Shareholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, (Fax: (646) 291-1469); if to the Company shall be delivered, mailed or sent to Quintiles Transnational Holdings Inc., 4820 Emperor Blvd., Durham, North Carolina 27703, Attention: Thomas H. Pike, Chief Executive Officer and if to the Selling Shareholders shall be delivered, mailed or sent to the address listed on Schedule I hereto underneath such Selling Shareholder’s name.

[Signature Pages Follow.]

22

Very truly yours,

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:	/s/ James H. Erlinger III
Name: James H. Erlinger III
Title: General Counsel and Secretary

DR. DENNIS B. GILLINGS, CBE

By:	/s/ Dennis B. Gillings, CBE

GFEF LIMITED PARTNERSHIP

By:	/s/ Dennis B. Gillings, CBE
Name: Dennis B. Gillings, CBE
Its: General Partner

GF INVESTMENT ASSOCIATES LP
By:	GF Association LLC
Its: General Partner

By:	/s/ Susan Gillings Gross
Name: Susan Gillings Gross
Its: Sole Manager

DENNIS AND MIREILLE GILLINGS FOUNDATION

By:	/s/ Dennis B. Gillings, CBE
Name: Dennis B. Gillings, CBE
Its: President

BAIN CAPITAL INTEGRAL INVESTORS 2008, L.P.

By: Bain Capital Investors, LLC, its general partner

By:	/s/ Chris Gordon
Name:	Chris Gordon
Title:	Managing Director

BCIP TCV, LLC

By: Bain Capital Investors, LLC, its administrative member

By:	/s/ Chris Gordon
Name:	Chris Gordon
Title:	Managing Director

BCIP ASSOCIATES-G

By: Bain Capital Investors, LLC, its managing partner

By:	/s/ Chris Gordon
Name:	Chris Gordon
Title:	Managing Director

BOSTON FOUNDATION, INC.

By:	/s/ Van Ranst
Name:	Alfred F. Van Ranst, Jr.
Title:	Treasurer

COMBINED JEWISH PHILANTHROPIES OF GREATER BOSTON, INC.

By:	/s/ David H. Strong
Name:	David H. Strong
Title:	Senior Vice President and Chief Financial Officer

COMBINED JEWISH PHILANTHROPIES OF GREATER BOSTON, INC.

By:	/s/ Judith E. Shapiro
Name:	Judith E. Shapiro
Title:	Chief Operating Officer

IIEGN FOUNDATION

By:	/s/ Jennifer W. Lentz
Name:	Jennifer W. Lentz
Title:	Attorney-in-Fact

CRIMSON LION FOUNDATION

By:	/s/ Jennifer W. Lentz
Name:	Jennifer W. Lentz
Title:	Attorney-in-Fact

FIDELITY INVESTMENTS CHARITABLE GIFT FUND

By:	/s/ Karla D’Alleva Valas
Name:	Karla D’Alleva Valas
Title:	Managing Director, Complex Asset Group

ZIDE FAMILY FOUNDATION

By:	/s/ Jennifer W. Lentz
Name:	Jennifer W. Lentz
Title:	Attorney-in-Fact

TPG QUINTILES HOLDCO II, L.P.

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG QUINTILES HOLDCO III, L.P.

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

3i U.S. GROWTH HEALTHCARE FUND 2008 L.P.
By: 3i CORPORATION
Its: Manager

By:	/s/ Rich Relyea
Name:	Rich Relyea
Title:	Vice President

3i U.S. GROWTH PARTNERS L.P.
By: 3i CORPORATION
Its: Manager

By:	/s/ Rich Relyea
Name:	Rich Relyea
Title:	Vice President

3i U.S. GROWTH CAPITAL (USA) D L.P.
By: 3i CORPORATION Its: Manager

By:	/s/ Rich Relyea
Name:	Rich Relyea
Title:	Vice President

3i U.S. GROWTH PARTNERS (USA) E L.P.
By: 3i CORPORATION
Its: Manager

By:	/s/ Rich Relyea
Name:	Rich Relyea
Title:	Vice President

3i U.S. GROWTH PARTNERS (USA) M L.P.
By: 3i CORPORATION Its: Manager

By:	/s/ Rich Relyea
Name:	Rich Relyea
Title:	Vice President

3i U.S. GROWTH PARTNERS (USA) P L.P.
By: 3i CORPORATION
Its: Manager

By:	/s/ Rich Relyea
Name:	Rich Relyea
Title:	Vice President

TEMASEK LIFE SCIENCES PRIVATE LIMITED

By:	/s/ Tan Suan Swee
Name:	Tan Suan Swee
Title:	Authorised Signatory

Accepted as of the date hereof

BARCLAYS CAPITAL INC.

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	VICTORIA HALE
	Title:	Vice President

Accepted as of the date hereof

May 13, 2015

By:	Citigroup Global Markets Inc.

By:	/s/ Paul Abrahimzadeh
	Name:	Paul Abrahimzadeh
	Title:	Managing Director

SCHEDULE I

Selling Shareholder	Number of Shares to be Sold
Dennis B. Gillings, CBE, Ph.D. c/o Quintiles, 4820 Emperor Blvd., Durham, North Carolina 27703	2,463,123
GFEF Limited Partnership c/o Quintiles, 4820 Emperor Blvd., Durham, North Carolina 27703	40,000
GF Investment Associates LP c/o Quintiles, 4820 Emperor Blvd., Durham, North Carolina 27703	656,897
Dennis and Mireille Gillings Foundation c/o Quintiles, 4820 Emperor Blvd., Durham, North Carolina 27703	60,000
Bain Capital Integral Investors 2008, L.P. c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116	2,963,697
BCIP TCV, LLC c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116	7,704
BCIP Associates—G. c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116	439
TEMASEK LIFE SCIENCES PRIVATE LIMITED 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	1,282,579
TPG Quintiles Holdco II, L.P. c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102	2,139,751
TPG Quintiles Holdco III, L.P. c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102	111,968
3i US Growth Healthcare Fund 2008 L.P. c/o 3i Private Equity, 400 Madison Avenue—9th floor, New York, NY 10017	1,045,858

3i Growth Capital (USA) M L.P c/o 3i Private Equity, 400 Madison Avenue—9th floor, New York, NY 10017	139,993
3i Growth Capital (USA) D L.P. c/o 3i Private Equity, 400 Madison Avenue—9th floor, New York, NY 10017	31,498
3i Growth Capital (USA) E L.P. c/o 3i Private Equity, 400 Madison Avenue—9th floor, New York, NY 10017	211,390
3i Growth Capital (USA) P L.P. c/o 3i Private Equity, 400 Madison Avenue—9th floor, New York, NY 10017	31,499
3i U.S. Growth Partners L.P. c/o 3i Private Equity, 400 Madison Avenue—9th floor, New York, NY 10017	500,317
Boston Foundation, Inc. 75 Arlington Street, Boston, MA 02116	7,176
Combined Jewish Philanthropies of Greater Boston, Inc. 126 High Street, Boston, MA 02110	77,534
Crimson Lion Foundation 31 St. James Ave. Suite 740, Boston, MA 02116	6,698
Fidelity Investments Charitable Gift Fund. 200 Seaport Boulevard, Z3B, Boston, Massachusetts 02210	51,230
IIEGN Foundation 5 Polo Field Ln., Dedham, MA 02026	11,738
Zide Family Foundation 77 Havemeyer Lane, #416, Stamford, CT 06902	13,961
Total:	11,855,050

SCHEDULE II

Underwriters	Number of Firm Shares to be Purchased	Number of Repurchase Shares to be Sold to the Company in the Share Repurchase
Barclays Capital Inc.	5,927,525	1,927,525

Citigroup Global Markets Inc..	5,927,525	1,927,525

Total:	11,855,050	3,855,050

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Base Prospectus, dated November 4, 2014

2.	Preliminary Prospectus Supplement, dated May 13, 2015

3.	Issuer Free Writing Prospectus, dated May 13, 2015

4.	The following information:

Shares offered: 11,855,050

Public offering price: $65.00

III-1

SCHEDULE IV

Significant Subsidiaries

Name	Jurisdiction
Quintiles Commercial U.S., Inc.	Delaware
Quintiles Transnational Japan K.K.	Japan
Quintiles Luxembourg European Holdings S.a.r.l.	Luxembourg
Quintiles Finance Sarl	Luxembourg
Quintiles Holdings S.a.r.l.	Luxembourg
Quintiles Luxembourg S.a.r.l.	Luxembourg
Quintiles S.a.r.l.	Luxembourg
Innovex Merger Corp.	North Carolina
Quintiles, Inc.	North Carolina
Quintiles Asia, Inc.	North Carolina
Quintiles Asia Pacific Commercial Holdings LLC	North Carolina
Quintiles Funding LLC	North Carolina
Quintiles Pharma Services Corp.	North Carolina
Quintiles Pharma, Inc.	North Carolina
Quintiles Transnational Corp.	North Carolina
Quintiles Commercial Overseas Holdings Limited	United Kingdom
Quintiles Holdings	United Kingdom
Quintiles Limited	United Kingdom
Quintiles UK Holdings Limited	United Kingdom
Quintiles European Holdings	United Kingdom

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

May 13, 2015

Barclays Capital Inc.

Citigroup Global Markets Inc.

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that Barclays Capital Inc. and Citigroup Global Markets Inc., (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), and certain selling shareholders of the Company providing for the public offering (the “Public Offering”) by the Underwriters of shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus supplement [(the “Prospectus)]1 relating to the Public Offering (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The immediately preceding paragraph shall not apply to:

(a) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession,

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift,

[1]	To be inserted in lock-up agreement for Dr. Dennis Gillings.

(c) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any member of the immediate family of the undersigned, or to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned,

(d) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to partners, members, stockholders or holders of similar equity interests in the undersigned,

(e) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a corporation, partnership, limited liability company, investment fund or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or by members of the immediate family of the undersigned, or, in the case of an investment fund, that is managed by, or is under common management with, the undersigned,

(f) dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the completion of the Public Offering,

(g) transfers of shares of Common Stock by the undersigned on the date of the Underwriting Agreement in connection with bona fide gifts of shares of Common Stock by certain partners and employees of the undersigned, its affiliates or funds advised by the undersigned or its affiliates to charitable organizations,

(h) dispositions solely in connection with the “cashless” exercise of stock options (the term “cashless” exercise being intended to include the sale of a portion of the option shares or previously owned shares to the Company to cover payment of the exercise price) for the purpose of exercising such stock options solely in the case of termination of employment or board service following death, disability or other than for cause (including sales in respect of tax liabilities arising from such exercise and sale) if such stock options would otherwise expire, provided that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this agreement,

(i) dispositions to the Company in exercise of the Company’s right to repurchase or reacquire the undersigned’s securities pursuant to agreements in effect on the date hereof, including without limitation the Company’s equity incentive plans, that permit the Company to repurchase or reacquire such securities upon termination of the undersigned’s services to the Company, [and]

(j) sales of shares of Common Stock pursuant to the Underwriting Agreement, [and]

[(k) the pledge of any shares of Common Stock held by the undersigned to any bank (each, a “Pledgee”) pursuant to any bona fide pledge to secure indebtedness (a “Pledge”) and any further Pledge of all or any portion of such shares pursuant to any amendments, supplements, modifications, extensions, renewals or restatements of the agreement related to any such Pledge, any refunding or refinancing of the indebtedness secured thereby or any credit facilities that replace, refund or refinance any part of the indebtedness secured thereby, including any such replacement, refunding or refinancing credit facility that increases the amount permitted to be borrowed thereunder or alters the maturity therefor; provided that (x) a copy of the agreement relating to such pledge (a “Pledge Agreement”) shall be provided to the Representatives, (y) prior to entering into a Pledge Agreement, each Pledgee shall sign an undertaking substantially identical to the undertaking set forth at the conclusion of this agreement, and (z) no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares or an increase in the number of shares subject to a Pledge compared with the number of shares Pledged as of the date of the Prospectus, shall be required or shall be voluntarily made during the Restricted Period by the undersigned or any Pledgee in connection with a Pledge (except if required in the case of a default),]2 provided that in the case of any gift, transfer or distribution pursuant to clause (a), (b), (c), (d) or (e), each donee, transferee or distributee shall sign and deliver an agreement substantially in the form of this letter, and, provided, further, that in the case of any sale, gift, disposition, distribution or other transfer pursuant to clause (b), (c), (d), (e) or (f), no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares of the Company shall be required or shall be voluntarily made during the Restricted Period in connection with any such sale, gift, disposition, distribution or other transfer.

Nothing in this agreement shall prevent the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act for the transfer of shares of Common Stock, provided that (1) such Plan does not provide for the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Restricted Period and (2) such a Plan may only be established if no public announcement of the establishment or existence thereof by the undersigned, the Company or any other person acting on behalf of the undersigned or the Company, shall be required nor shall be voluntarily made by the undersigned, the Company or any other person acting on behalf of the undersigned or the Company, prior to the expiration of the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall terminate automatically upon the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement.

[2]	To be inserted in lock-up agreement for Dr. Dennis Gillings.

Very truly yours,

(Name)

(Address)

[The undersigned acknowledges that if it becomes the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock subject to the terms of this agreement, the undersigned will abide by the terms of this agreement as if it is the signatory thereto.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

]3

[3]	To be inserted in lock-up agreement for Dr. Dennis Gillings.